UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 30, 2008

CENTURY PROPERTIES FUND XVII

(Exact name of Registrant as specified in its charter)

California	0-11137	94-2782037
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Please see the description under Item 2.03 below.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

Century Properties Fund XVII (the “Registrant”), a California limited partnership, owns a 100% interest in both Apartment Lodge 17A LLC, a Colorado limited liability company and Apartment Creek 17A LLC, a Colorado limited liability company.

On June 30, 2008, Apartment Lodge 17A LLC refinanced the mortgage debt encumbering its investment property, Hampden Heights Apartments (formerly known as The Lodge Apartments), located in Denver, Colorado. The refinancing resulted in the replacement of the existing mortgage debt, which at the time of refinancing had a principal balance of approximately $6,130,000, with a new mortgage loan in the principal amount of $14,082,000. The new mortgage loan bears interest at a fixed rate of 5.91% per annum and requires monthly payments of principal and interest of approximately $84,000 beginning on August 1, 2008 through the July 1, 2014 maturity date. The new mortgage debt has a balloon payment of approximately $12,873,000 due at maturity.

On June 30, 2008, Apartment Creek 17A LLC refinanced the mortgage debt encumbering its investment property, Creekside Apartments, located in Denver, Colorado. The refinancing resulted in the replacement of the existing mortgage debt, which at the time of refinancing had a principal balance of approximately $5,534,000, with a new mortgage loan in the principal amount of $14,625,000. The new mortgage loan bears interest at a fixed rate of 5.82% per annum and requires monthly payments of principal and interest of approximately $86,000 beginning on August 1, 2008 through the July 1, 2014 maturity date. The new mortgage debt has a balloon payment of approximately $13,352,000 due at maturity. If no event of default exists at maturity, the maturity date will automatically be extended for one additional year, to July 1, 2015, during which period the mortgage would bear interest at the one-month LIBOR rate plus 250 basis points, and would require monthly payments of principal and interest.

The Registrant may prepay the mortgage loans at any time with 30 days written notice to the lenders, subject to a prepayment penalty. As a condition of the loans, the lenders required AIMCO Properties, L.P., an affiliate of the Registrant, to guarantee certain obligations and liabilities of the Registrant with respect to the new mortgage financing.

In accordance with the terms of the loan agreements, payment of the loans may be accelerated at the option of the lenders if an event of default, as defined in the loan agreements, occurs. Events of default include: nonpayment of monthly principal and interest by the due date; nonpayment of the matured balance of the loan on the maturity date; and the occurrence of any breach or default in the performance of any of the covenants or agreements made by the Registrant.

The foregoing description is qualified in its entirety by reference to the Multifamily Deed of Trust, Assignment of Rents and Security Agreement; Multifamily Note; Multifamily Deed of Trust, Assignment of Rents and Security Agreement and Multifamily Note, copies of which are filed as exhibits 10.14,10.15,10.16 and 10.17 to this report.

In accordance with the Registrant’s partnership agreement, the Registrant’s managing general partner is evaluating the cash requirements of the Registrant to determine what portion of the net proceeds from the above transactions will be distributed to the Registrant’s partners.

Item 9.01

Financial Statements and Exhibits

(d) Exhibits

    The following exhibits are filed with this report:

10.14

Multifamily Deed of Trust, Assignment of Rents and Security Agreement between Keycorp Real Estate Capital Markets, Inc., and Apartment Lodge 17A LLC, a Colorado limited liability company, dated June 30, 2008.*

10.15

Multifamily Note between Keycorp Real Estate Capital Markets, Inc., and Apartment Lodge 17A LLC, a Colorado limited liability company, dated June 30, 2008.*

10.16 Multifamily Deed of Trust, Assignment of Rents and Security      Agreement between PNC ARCS LLC and Apartment Creek 17A LLC, a Colorado limited liability company, dated June 30, 2008.*

10.17 Multifamily Note between PNC ARCS LLC and Apartment Creek 17A LLC,       a Colorado limited liability company, dated June 30, 2008.*

* Schedules and supplemental materials to the exhibits have been omitted but will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY PROPERTIES FUND XVII

By:

Fox Partners

Its General Partner

By:

Fox Capital Management Corporation

Its Managing General Partner

By:

/s/Stephen B. Waters

Stephen B. Waters

Vice President

Date:

July 7, 2008